UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2017

MB FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36599	36-4460265
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

800 West Madison Street, Chicago, Illinois 60607
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 422-6562

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

MB Financial, Inc. (the “Company”), announced today that upon the recommendation of the Nominating and Corporate Governance Committee of the Board, the Board of Directors will increase the number of directors of the Company from 12 to 13 and appoint Mark A. Hoppe to the newly created directorship in December 2017. Mr. Hoppe, age 63, is Co-Chairman, President and Chief Executive Officer of the Company’s bank subsidiary, MB Financial Bank, N.A. (the “Bank”). Mr. Hoppe will join Mitchell Feiger, the President and Chief Executive Officer of the Company, as the only non-independent directors on the Board of Directors. A copy of the press release issued by the Company announcing the appointment of Mr. Hoppe as a director of the Company is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

On October 30, 2017, the Company and the Bank entered into an amended employment agreement with Mr. Hoppe (the “Amended Employment Agreement”). The Amended Employment Agreement, which extends Mr. Hoppe’s employment with the Bank to December 31, 2022, amends and restates the employment agreement with Mr. Hoppe which became effective in August 2014 upon the closing of the Company’s acquisition of Taylor Capital Group, Inc. and merger of Cole Taylor Bank into the Bank. Mr. Hoppe served as President and Chief Executive Officer and as a director of Taylor Capital and Cole Taylor Bank from March 2010 until the merger in August 2014.

Under the Amended Employment Agreement, Mr. Hoppe will continue to serve in his current positions reporting to Mr. Feiger and the Bank’s board of directors and on the Bank’s strategic operating, management and loan committees. Effective January 1, 2018, Mr. Hoppe’s base salary will be $450,000 and his target annual incentive and target annual long-term incentive awards will be 75% and 80% of base salary, respectively. He will continue to participate in the Company’s and Bank’s compensation plans and programs, remains eligible to receive severance benefits under the Amended Employment Agreement in the event of a qualifying termination of employment, and is subject to confidentiality and restrictive covenants. No golden parachute excise tax or other tax gross-ups are provided under the Amended Employment Agreement.

Information relating to the Company’s compensation programs for its executive officers can be found in the proxy statement for the Company’s May 23, 2017 annual meeting of stockholders which was filed with the SEC on April 7, 2017.

The foregoing description of the Amended Employment Agreement is a summary and is qualified in its entirety by the complete terms of the agreement which the Company intends to file as an exhibit to its annual report on Form 10-K for the year ended December 31, 2017.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibit is being filed herewith:

99.1 Press release dated October 31, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MB FINANCIAL, INC.

Date:	October 31, 2017	By:	/s/Randall T. Conte
Randall T. Conte
Vice President and Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number    Description of Exhibit

    99.1    Press release dated October 31, 2017